Exhibit 99.1
Phreesia Announces Fiscal Second Quarter 2021 Results
NEW YORK, September 8, 2020 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the second quarter ended July 31, 2020.

“I am proud of Phreesia’s ability to serve our clients, take care of our team and further our mission of creating a better, more engaging healthcare experience as our communities grapple with the current pandemic,” said Phreesia CEO Chaim Indig.

Fiscal Second Quarter 2021 Highlights
•Revenue was $35.0 million in the quarter as compared to $30.8 million in the same period in the prior year, an increase of 14%.
•Average number of provider clients was 1,668 in the quarter as compared to 1,558 in the same period in the prior year, an increase of 7%.
•Average revenue per provider client was $17,360 in the quarter compared to $16,472 in the same period in the prior year, an increase of 5%.
•Adjusted EBITDA was positive $1.2 million in the quarter compared to positive $0.7 million in the same period in the prior year.
•Cash on the balance sheet as of July 31, 2020 was $84.2 million, a decrease of $6.1 million compared to January 31, 2020.
Conference Call Information
The Company held a conference call on Wednesday, September 9, 2020, at 8:30 a.m. Eastern Time to review the Company’s second quarter financial results. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the “Events & Presentations” section of ir.phreesia.com, and will remain available for approximately 90 days.
Recent Events
The Coronavirus (“COVID-19”) pandemic has and could continue to materially and adversely impact Phreesia’s business and results of operations. The Company provided an update on the impact of COVID-19 in a Current Report on Form 8-K filed on April 6, 2020 (“the 8-K"). Since the filing of the 8-K, many healthcare provider groups have reopened, however patient visit trends across our provider network continue to be below their pre-COVID-19 levels. In light of the evolving and unpredictable effects of COVID-19, Phreesia is currently not in a position to forecast the expected impact of COVID-19 on its financial and operating results for the remainder of fiscal 2021.

Phreesia, Inc.
Balance Sheets
in thousands, except for shares and per share data

	July 31, 2020	January 31, 2020
	(unaudited)
Assets
Current:
Cash and cash equivalents	$84,199	$90,315
Settlement assets	10,717	12,368
Accounts receivable, net of allowances	22,972	21,978
Deferred contract acquisition costs	1,684	1,720
Prepaid expenses and other current assets	8,378	5,157
Total current assets	127,950	131,538
Property and equipment, net of accumulated depreciation and amortization of $40,219 and $35,551	17,070	14,487
Capitalized internal-use software, net of accumulated amortization of $22,420 and $19,554	9,501	8,735
Operating lease right-of-use assets (1)	2,406	—
Deferred contract acquisition costs	1,256	1,594
Intangible assets, net of accumulated amortization of $390 and $271	1,080	1,199
Deferred tax assets	666	775
Goodwill	250	250
Other assets	108	180
Total assets	$160,287	$158,758
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$10,717	$12,368
Current portion of debt and finance lease liabilities	4,939	2,324
Current portion of operating lease liabilities (1)	1,221	—
Accounts payable	5,103	6,017
Accrued expenses	9,838	9,243
Deferred revenue	6,257	5,401
Total current liabilities	38,075	35,353
Long-term debt and finance lease liabilities	23,131	21,540
Operating lease liabilities, noncurrent (1)	1,394	—
Total liabilities	62,600	56,893
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value—500,000,000 shares authorized as of July 31, 2020 and January 31, 2020, respectively; 37,882,837 and 36,610,763 shares issued and outstanding as of July 31, 2020 and January 31, 2020, respectively	379	366
Additional paid-in capital	395,145	386,383
Accumulated deficit	(296,968)	(284,485)
Treasury stock	(869)	(399)
Total Stockholders’ Equity	97,687	101,865
Total Liabilities and Stockholders’ Equity	$160,287	$158,758
(1) Figures as of July 31, 2020 reflect the Company's February 1, 2020 adoption of Accounting Standards Update ("ASU") No. 2016-02, Leases.

Phreesia, Inc.
Unaudited Statements of Operations
(in thousands, except for shares and per share data)

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription and related services	$17,129	$14,004	$32,728	$26,686
Payment processing fees	11,828	11,665	23,535	23,222
Life sciences	6,052	5,148	12,142	9,218
Total revenues	35,009	30,817	68,405	59,126
Expenses:
Cost of revenue (excluding depreciation and amortization)	5,271	4,210	10,005	8,206
Payment processing expense	6,747	7,101	13,595	14,050
Sales and marketing	10,098	8,120	19,532	15,822
Research and development	5,530	4,690	10,535	8,989
General and administrative	9,631	7,421	18,351	13,665
Depreciation	2,410	2,136	4,678	4,291
Amortization	1,632	1,279	2,985	2,498
Total expenses	41,319	34,957	79,681	67,521
Operating loss	(6,310)	(4,140)	(11,276)	(8,395)
Other income (expense)	424	327	(291)	(818)
Change in fair value of warrant liability	—	(2,884)	—	(3,307)
Interest income (expense)	(419)	(745)	(739)	(1,549)
Total other income (expense)	5	(3,302)	(1,030)	(5,674)
Loss before provision for income taxes	(6,305)	(7,442)	(12,306)	(14,069)
Provision for income taxes	(66)	(51)	(177)	(119)
Net loss	$(6,371)	$(7,493)	$(12,483)	$(14,188)
Preferred stock dividend paid	—	(14,955)	—	(14,955)
Accretion of redeemable preferred stock	—	(48,312)	—	(56,175)
Net loss attributable to common stockholders, basic and diluted	$(6,371)	$(70,760)	$(12,483)	$(85,318)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(10.42)	$(0.33)	$(19.20)
Weighted-average common shares outstanding, basic and diluted	37,735,155	6,793,363	37,523,966	4,443,155

Phreesia, Inc.
Unaudited Statements of Cash Flows
(in thousands, except for shares and per share data)

	Six months ended July 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(12,483)	$(14,188)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,663	6,789
Stock-based compensation expense	6,300	2,067
Change in fair value of warrants liability	—	3,307
Amortization of debt discount	245	265
Loss on extinguishment of debt	—	1,073
Cost of Phreesia hardware purchased by customers	439	319
Deferred contract acquisition costs amortization	1,775	974
Non-cash operating lease expense	777	—
Deferred tax asset	109	—
Changes in operating assets and liabilities
Accounts receivable	(994)	(679)
Prepaid expenses and other assets	(2,892)	(3,657)
Deferred contract acquisition costs	(1,401)	(858)
Accounts payable	(1,275)	4,548
Accrued expenses and other liabilities	1,116	3,330
Lease liability	(755)	—
Deferred revenue	856	(705)
Net cash (used in) provided by operating activities	(520)	2,585
Cash flows used in investing activities:
Capitalized internal-use software	(2,737)	(2,878)
Purchase of property and equipment	(4,659)	(2,754)
Net cash used in investing activities	(7,396)	(5,632)
Cash flows from financing activities:
Proceeds from IPO, net of underwriters' discounts and commissions	—	130,781
Proceeds from revolving line of credit	—	9,876
Payments of revolving line of credit	—	(17,676)
Proceeds from term loan	—	20,000
Repayment of term loan	—	(1,042)
Repayment of loan payable	—	(20,000)
Payment of preferred stock dividends	—	(14,955)
Insurance financing arrangement	2,009	—
Principal portion of finance lease payments	(1,301)	(1,164)
Principal payments on financing arrangements	(220)	—
Debt extinguishment costs	—	(300)
Debt issuance costs	(69)	(112)
Proceeds from issuance of common stock upon exercise of stock options	2,475	78
Purchase of treasury stock	(869)	—
Payment of offering costs	—	(3,930)
Loan facility fee payment	(225)	—

Net cash provided by financing activities	1,800	101,556
Net (decrease) increase in cash and cash equivalents	(6,116)	98,509
Cash and cash equivalents – beginning of period	90,315	1,543
Cash and cash equivalents – end of period	$84,199	$100,051
Supplemental information of non-cash investing and financing information:
Right-of-use assets recorded in exchange for operating lease liabilities (1)	$3,183	$—
Property and equipment acquisitions through finance leases	$3,657	$1,510
Capitalized software acquired through vendor financing	$174	$—
Deferred issuance costs included in accounts payable and accrued expenses	$—	$1,958
Purchase of property and equipment and capitalized software included in accounts payable	$1,358	$699
Issuance of warrants related to debt	$—	$833
Cashless transfer of term loan and related accrued fees into revolving credit facility	$20,257	$—
Cashless transfer of lender fees through increase in debt balance	$406	$—
Cash payments for:
Interest	$833	$1,347
(1) Includes $2,741 initial right of use asset recorded upon adoption of ASC 842.

Non-GAAP financial measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss, before interest (income) expense, provision for income taxes, depreciation and amortization, and before non-cash stock-based compensation expense, non-cash change in fair value of warrant liability and other (income) expense.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this release and our Annual Report on Form 10-K because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; (4) other interest (expense); and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA (Unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, unaudited)	2020	2019	2020	2019
Net loss	$(6,371)	$(7,493)	$(12,483)	$(14,188)
Interest (income) expense	419	745	739	1,549
Depreciation and amortization	4,042	3,415	7,663	6,789
Stock-based compensation expense	3,428	1,467	6,300	2,067
Change in fair value warrant liability	—	2,884	—	3,307
Provision for income taxes	66	51	177	119
Other (income) expense	(424)	(327)	291	818
Adjusted EBITDA	$1,160	$742	$2,687	$462

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses (Unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2020	2019	2020	2019
GAAP operating expenses
General and administrative	$9,631	$7,421	$18,351	$13,665
Sales and marketing	10,098	8,120	19,532	15,822
Research and development	5,530	4,690	10,535	8,989
Cost of revenue	5,271	4,210	10,005	8,206
	$30,530	$24,441	$58,423	$46,681
Stock compensation included in GAAP operating expenses
General and administrative	$1,928	$992	$3,534	$1,313
Sales and marketing	794	270	1,522	426
Research and development	573	164	1,024	253
Cost of revenue	133	41	220	74
	$3,428	$1,467	$6,300	$2,067
Adjusted operating expenses
General and administrative	$7,703	$6,429	$14,817	$12,352
Sales and marketing	9,304	7,850	18,010	15,396
Research and development	4,957	4,526	9,511	8,735
Cost of revenue	5,138	4,169	9,785	8,132
	$27,102	$22,974	$52,123	$44,615

Phreesia, Inc.
Key Metrics (Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Key Metrics:
Provider clients (average over period)	1,668	1,558	1,650	1,554
Average revenue per provider client	$17,360	$16,472	$34,099	$31,126
Patient payment volume (in millions)	$466	$464	$921	$925

•Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In one specific case wherein, we act as a subcontractor providing white-label services to our partner’s clients, we treat this contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our platform and software for our provider clients and their patients.

•Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of our existing provider client relationships.

•Patient payment volume. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards, cash and check. Patient payment volume is a major driver of our payment processing revenue, and we believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients. Credit and debit patient payment volume processed through our payment facilitator model represented 82% and 83% of our patient payment volume in the three months ended July 31, 2020 and 2019, respectively. Credit and debit patient payment volume processed through our payment facilitator model represented 83% and 83% of our patient payment volume in the six months ended July 31, 2020 and 2019, respectively. The remainder of our patient payment volume is composed of credit and debit transactions for which Phreesia acts as a gateway to another payment processor, and cash and check transactions.

Available Information
Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Phreesia’s plans, intentions, expectations, strategies and prospects. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-

looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Phreesia’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Phreesia as of the date hereof, and Phreesia disclaims any obligation to update any forward-looking statements, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.
ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950
Media:
Maureen McKinney
Phreesia Inc.
mmckinney@phreesia.com
773-330-8908